                                                                    Exhibit 99.1

    TRANSATLANTIC HOLDINGS, INC. ANNOUNCES FIRST QUARTER NET INCOME OF $62.8
                MILLION; NET PREMIUMS WRITTEN ROSE 36.3 PERCENT

     NEW YORK, --(BUSINESS WIRE)-- April 24, 2003 - Transatlantic Holdings, Inc. (NYSE: TRH) today reported that its net income for the first quarter of 2003 increased 18.7 percent to $62.8 million, or $1.19 per common share (diluted), compared to $52.9 million, or $1.00 per common share (diluted), in the same prior year quarter. Net income includes after-tax net realized capital gains (losses) of $0.3 million and ($3.2) million in the first quarters of 2003 and 2002, respectively.

     Commenting on the quarter, Robert F. Orlich, President and Chief Executive Officer, said, "Transatlantic's positive momentum continued in the first quarter, with a solid year over year earnings increase accompanied by record quarterly premium volume, cash flow and an improved combined ratio. Premium growth was strong in both our domestic and international portfolios, as market conditions remained favorable and we continued to successfully utilize our financial strength and broad global reach."

     Income before income taxes amounted to $79.2 million in the first quarter of 2003 versus $66.7 million in the first quarter of 2002, an increase of 18.8 percent. Included in these results are pre-tax realized capital gains (losses) of $0.5 million and ($4.9) million in the first quarters of 2003 and 2002, respectively.

     Net premiums written for the first quarter of 2003 increased 36.3 percent to $768.1 million from $563.6 million reported in the same prior year quarter. International business represented 45.6 percent of net premiums written for the first quarter of 2003 versus 45.5 percent for the first quarter of 2002.

     The combined ratio for the first quarter of 2003 was 97.4 versus 98.2 for the comparable 2002 period. The Company's combined ratio represents the sum of the ratio of net losses and loss adjustment expenses divided by net premiums earned (loss ratio) and the ratio of the sum of net commissions and other operating expenses divided by net premiums written (expense ratio). Net loss and loss adjustment expense reserves (which represents unpaid losses and loss adjustment expenses, net of reinsurance recoverable thereon) rose $120.3 million during the 2003 first quarter, bringing the amount of such reserves to $3.4 billion at quarter-end. The combined ratio and its components as well as net loss and loss adjustment expense reserves are presented in accordance with principles prescribed by insurance regulatory authorities as these are standard measures in the insurance and reinsurance industries.

     Net investment income for the first quarter of 2003 totaled $64.6 million, an increase of 4.2 percent over $62.0 million reported in the prior year quarter. At March 31, 2003, investments and cash totaled $6.1 billion.

     At March 31, 2003, TRH's consolidated assets and stockholders' equity were $7.8 billion and $2.1 billion, respectively. Book value per common share was $39.71.

     In the first quarter of 2003, the Board of Directors declared a dividend of $0.10 per common share to stockholders of record as of June 6, 2003, payable on June 13, 2003.

     Visit Transatlantic's Web site -- www.transre.com -- for additional information about the Company. In addition, Consolidated Statistical Supplements, which provide additional data regarding the Company's quarterly and full year results, may be found on Transatlantic's Web site under "Transatlantic Holdings, Inc. Investor Information." This supplemental financial information may also be obtained by contacting Investor Relations at the Company directly.

     Caution concerning forward-looking statements:

     This press release contains forward-looking statements. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. In addition, please refer to TRH's Annual Report on Form 10-K for the year ended December 31, 2002 for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Sydney, Hong Kong, Shanghai and Tokyo. TRH has consolidated assets of $7.8 billion and stockholders' equity of $2.1 billion. Its subsidiaries, Transatlantic Reinsurance Company (TRC), Putnam Reinsurance Company and Trans Re Zurich are rated "A++ (Superior)," the highest rating classification, by A.M. Best Company. Moody's Investors Service has assigned an insurance financial strength rating of Aa1 ("Excellent") to TRC. Standard & Poor's has assigned an insurer financial strength rating of "AA" to TRC, Putnam and Trans Re Zurich. These subsidiaries offer reinsurance capacity on both a treaty and facultative basis -- structuring traditional and non-traditional programs for a full range of property and casualty products, with an emphasis on specialty risks.

     Consolidated financial data follow --

                  Transatlantic Holdings, Inc. and Subsidiaries
                           Consolidated Financial Data

                                                  Three Months Ended
                                                      March 31,
                                                 ---------------------
                                                    2003       2002      Change
                                                  --------   --------    ------
                                                 (in thousands, except
                                                     per share data)
Statement of Operations Data:
Revenues:
    Net premiums written                          $768,081   $563,555      36.3%
    Increase in net
       unearned premiums                           (75,914)    (7,552)
                                                  --------   --------

    Net premiums earned                            692,167    556,003      24.5
    Net investment income                           64,614     62,032       4.2
    Realized net capital gains (losses)                538     (4,915)
                                                  --------   --------

                                                   757,319    613,120
                                                  --------   --------
Expenses:
    Net losses and loss
       adjustment expenses                         476,989    397,873
    Net commissions                                203,560    136,810
    Other operating expenses                        15,384     13,266
    Increase in deferred acquisition costs         (18,152)    (1,963)
                                                  --------   --------
                                                   677,781    545,986
                                                  --------   --------

Operating income                                    79,538     67,134      18.5
Other deductions                                      (330)      (480)
                                                  --------   --------
Income before income taxes                          79,208     66,654      18.8
Income taxes                                        16,380     13,731
                                                  --------   --------
Net income                                        $ 62,828   $ 52,923      18.7
                                                  ========   ========

Net income per common share:
    Basic                                         $   1.20   $   1.01      18.5
    Diluted                                           1.19       1.00      19.0

Dividends per common share                           0.100      0.096       4.2

Weighted average common shares outstanding:
    Basic                                           52,372     52,273
    Diluted                                         52,689     52,818

Ratios:
    Loss                                              68.9       71.6
    Expense                                           28.5       26.6
    Combined                                          97.4       98.2

                  Transatlantic Holdings, Inc. and Subsidiaries
                           Consolidated Financial Data
                   As of March 31, 2003 and December 31, 2002

                                                                                      2003         2002
                                                                                   ----------   ----------
                                                                                    (in thousands, except
                                                                                          share data)
Balance Sheet Data:
                                         ASSETS
Investments and cash:
      Fixed maturities:
         Held to maturity, at amortized cost (market value: 2003-$219,232)         $  217,866   $       --
         Available for sale, at market value (amortized cost: 2003-$4,128,356;
            2002-$4,181,354) (pledged, at market value: 2003-$359,562;
            2002-$327,305)                                                          4,307,505    4,361,489
      Equities:
         Common stocks available for sale, at market value (cost: 2003-$449,201;
            2002-$477,738) (pledged, at market value: 2003-$25,762; 2002-$13,421)     412,259      433,670
         Nonredeemable preferred stocks available for sale, at market value
            (cost: 2003-$26,367; 2002-$26,205)                                         26,380       26,199
      Other invested assets                                                           555,429      278,311
      Short-term investment of funds received under securities loan agreements        394,921      347,647
      Short-term investments, at cost which approximates market value                  36,158       12,812
      Cash and cash equivalents                                                       139,029      127,402
                                                                                   ----------   ----------
            Total investments and cash                                              6,089,547    5,587,530
Accrued investment income                                                              84,890       80,658
Premium balances receivable, net                                                      385,903      350,214
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses:
      Affiliates                                                                      190,451      191,704
      Other                                                                           621,801      625,884
Deferred acquisition costs                                                            151,119      132,967
Prepaid reinsurance premiums                                                          111,018       65,809
Federal income tax recoverable                                                          9,472       51,199
Deferred income taxes                                                                 168,941      170,822
Other assets                                                                           26,620       29,738
                                                                                   ----------   ----------
            Total assets                                                           $7,839,762   $7,286,525
                                                                                   ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses                                         $4,162,409   $4,032,584
Unearned premiums                                                                     836,346      707,916
Reinsurance balances payable                                                          152,225      109,082
Payable under securities loan agreements                                              394,921      347,647
Payable for securities in course of settlement                                        177,259       25,352
Other liabilities                                                                      36,366       33,177
                                                                                   ----------   ----------
            Total liabilities                                                       5,759,526    5,255,758
                                                                                   ----------   ----------

Preferred Stock, $1.00 par value; shares authorized: 5,000,000                             --           --
Common Stock, $1.00 par value; shares authorized: 100,000,000;
      shares issued: 2003-53,246,373; 2002-53,225,149                                  53,246       53,225
Additional paid-in capital                                                            193,211      192,141
Accumulated other comprehensive income                                                 51,404       60,644
Retained earnings                                                                   1,796,818    1,739,200
Treasury Stock, at cost; 864,200 shares of common stock                               (14,443)     (14,443)
                                                                                   ----------   ----------
            Total stockholders' equity                                              2,080,236    2,030,767
                                                                                   ----------   ----------
            Total liabilities and stockholders' equity                             $7,839,762   $7,286,525
                                                                                   ==========   ==========

                  Transatlantic Holdings, Inc. and Subsidiaries
                           Consolidated Financial Data

                                                                               Three Months Ended
                                                                                    March 31,
                                                                             ----------------------
                                                                               2003         2002
                                                                             ---------    ---------
                                                                                 (in thousands)
Cash Flow Data:

Net cash provided by operating activities                                    $ 287,933    $ 208,112
                                                                             ---------    ---------

Cash flows from investing activities:
     Proceeds of fixed maturities available for sale sold                      321,065      183,823
     Proceeds of fixed maturities available for sale
         redeemed or matured                                                   163,343       75,501
     Proceeds of equities sold                                                 127,011      177,584
     Purchase of fixed maturities held to maturity                            (217,868)          --
     Purchase of fixed maturities available for sale                          (403,193)    (402,719)
     Purchase of equities                                                     (117,684)    (200,319)
     Net purchase of other invested assets                                    (276,894)     (38,711)
     Net purchase of short-term investment of funds
         received under securities loan agreements                             (47,274)     (16,046)
     Net (purchase) sale of short-term investments                             (23,307)       2,530
     Change in other liabilities for securities in course of settlement        151,907       10,272
     Other, net                                                                   (102)       3,896
                                                                             ---------    ---------
         Net cash used in investing activities                                (322,996)    (204,189)
                                                                             ---------    ---------
Cash flows from financing activities:
     Net funds received under securities loan agreements                        47,274       16,046
     Dividends to stockholders                                                  (5,210)      (5,019)
     Proceeds from common stock issued                                           1,000        1,070
     Other                                                                          91         (691)
                                                                             ---------    ---------
         Net cash provided by financing activities                              43,155       11,406
                                                                             ---------    ---------
Effect of exchange rate changes on cash and cash equivalents                     3,535       (1,792)
                                                                             ---------    ---------
         Change in cash and cash equivalents                                    11,627       13,537
Cash and cash equivalents, beginning of period                                 127,402      124,214
                                                                             ---------    ---------
         Cash and cash equivalents, end of period                            $ 139,029    $ 137,751
                                                                             =========    =========

                  Transatlantic Holdings, Inc. and Subsidiaries
                           Consolidated Financial Data

                                                                       Three Months Ended
                                                                            March 31,
                                                                       -------------------
                                                                         2003       2002
                                                                       --------   --------
                                                                         (in thousands)
Comprehensive Income Data:

Net income                                                             $ 62,828   $ 52,923
                                                                       --------   --------

Other comprehensive loss:
     Net unrealized appreciation (depreciation) of investments:
         Net unrealized holding gains (losses) arising during period      6,921    (42,505)
         Related income tax effect                                       (2,422)    14,876
         Reclassification adjustment for (gains) losses included in
            net income                                                     (538)     4,915
         Related income tax effect                                          188     (1,720)
                                                                       --------   --------
                                                                          4,149    (24,434)
                                                                       --------   --------

     Net unrealized currency translation (loss) gain                    (20,598)    14,916
     Related income tax effect                                            7,209     (5,038)
                                                                       --------   --------
                                                                        (13,389)     9,878
                                                                       --------   --------

Other comprehensive loss                                                 (9,240)   (14,556)
                                                                       --------   --------

Comprehensive income                                                   $ 53,588   $ 38,367
                                                                       ========   ========

---------------
Contact:
   Transatlantic Holdings, Inc., New York
   Steven S. Skalicky
   212/770-2040